SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         October 17, 2003

EarthShell Corporation
(Exact name of registrant as specified in charter)

Delaware	333-13287	77-0322379
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

6740 Cortona Drive Santa Barbara, CA		93117
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (805) 571-8232

800 Miramonte Drive, Santa Barbara, CA 93109
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On October 20, 2003, the Registrant issued a press release announcing that its Board of Directors had approved a reverse stock split of the Registrant’s outstanding shares of common stock at a ratio of one-for twelve, and the filing of a Certificate of Amendment to the Registrant’s Certificate of Incorporation decreasing the authorized shares of common stock from 200,000,000 to 25,000,000.

The press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information Exhibits.

(c)           Exhibits:

99.1                           Press Release of the Registrant dated October 20, 2003 regarding a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003

EARTHSHELL CORPORATION

	By:		/s/ D. Scott Houston
		Name:	D. Scott Houston
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number and Page No.	Description of Exhibit	Method of Filing

99.1	Press Release of the Registrant dated October 20, 2003 regarding a reverse stock split.	Filed electronically herewith